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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                            CERTIFICATE OF FORMATION
                                       OF
                        LEARNINGEXPRESS.COM HOLDINGS LLC




         Pursuant to the provisions of the Delaware Limited Liability Company Act, the following hereby further amends the Certificate of Formation of LearningExpress.com Holdings LLC (the "LLC"):


         FIRST.  The name of the LLC shall be:

                             LearningExpress.com LLC


         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Certificate of Formation to be duly executed as of the 10th day of April, 2000.


                                                     /s/ Sharon DiMinico
                                                     ---------------------------
                                                     Sharon DiMinico, Manager